Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2009 (December 18, 2009 as to Note 23), relating to the financial statements and financial statement schedules of International Coal Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective adoption of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” in the 2008 and 2007 consolidated financial statements), and of our report dated February 27, 2009 relating to the effectiveness of International Coal Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of International Coal Group, Inc. for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

December 18, 2009